As filed with the Securities and Exchange Commission on December 13, 2001
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           TRANSTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                    95-4062211
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)


                                 (908) 903-1600

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------
       AMENDED AND RESTATED 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                       AND
             THE TRANSTECHNOLOGY CORPORATION RETIREMENT SAVINGS PLAN

                            (Full title of the plans)

                             GERALD C. HARVEY, ESQ.
                  Vice President, Secretary and General Counsel
                           TransTechnology Corporation
                                 150 Allen Road
                        Liberty Corner, New Jersey 07938
                                 (908) 903-1600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                   Copies to:
                             F. RONALD O'KEEFE, ESQ.
                             Hahn Loeser & Parks LLP
                        3300 BP Tower, 200 Public Square
                           Cleveland, Ohio 44114-2301
                                 (216) 621-0150

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed               Proposed
                                Amount              Maximum                Maximum               Amount of
Title of each class of           to be          Offering Price            Aggregate            Registration
securities to be registered    Registered         Per Share(3)         Offering Price(3)             Fee
----------------------------- ------------- ---------------------- ---------------------- ----------------------

Common Stock(1)            200,000 Shares(2)           $10.67               $2,134,000               $510.03
====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to certain of the employee benefit plans described herein.

(2) 100,000 of these shares are being registered for issuance under the Amended And Restated 1998 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and 100,000 are being registered in connection with the TransTechnology Corporation Retirement Savings Plan (together with the Directors' Plan, the "Plans").


(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of TransTechnology Corporation's (the "Company's") Common Stock as reported on the New York Stock Exchange for December 6, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information required in Part I of the Registration Statement will be provided to each participant in the Plans as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by the Company with the Commission, as noted below, are incorporated by reference into this Registration
Statement:

         (1) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 2001;

         (2) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended July 1, 2001;

         (3) The Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 2001;

         (4) All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2001, the end of the Company's most recently completed fiscal year for which an Annual Report on Form 10-K was filed; and

         (5) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on December 22, 1987 (File No. 1-7872).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         TransTechnology Corporation (the "Company") is a Delaware corporation. The Company's Certificate of Incorporation provides that the Company may indemnify its officers and directors to the full extent permitted by law.
Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made only as authorized in the specific case upon a determination by a majority vote of the directors who are not parties to such action, suit or proceeding (or, if there are no such directors, by an independent counsel or by the stockholders) that indemnification is proper in the circumstances because he has met the standard of conduct set forth in subsections (a) and (b).

         The Company's Certificate of Incorporation also provides that, to the fullest extent permitted by the GCL, a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102 of the GCL authorizes such a provision, and states that such a provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock purchases or redemptions by the corporation, or
(d) for any transaction from which the director derived an improper benefit.

         The Company's Bylaws provide that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party to (or is otherwise involved in) any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other business or nonprofit entity. The Bylaws provide that the Company shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Bylaws provide that the Company shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided that any such advance payments shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under the Bylaws or otherwise.

         The Company has entered into indemnity agreements with each of its directors and executive officers, whereby the Company agrees to indemnify such persons against liability to the extent permitted by law. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

5.1      Opinion of Hahn Loeser & Parks LLP

23.1     Consent of Hahn Loeser & Parks LLP (included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP

24.1     Power of Attorney


ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberty Corner, State of New Jersey, on this 7th day of December, 2001.

                                TransTechnology Corporation


                                By:   /s/ Joseph F. Spanier
                                   ---------------------------------------------
                                   Joseph F. Spanier, Vice President, Treasurer
                                   and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                         TITLE                                             DATE

/s/ Michael J. Berthelot                   Chairman, President and                           December 7, 2001
------------------------                   Chief Executive Officer
Michael J. Berthelot                       (Principal Executive Officer) and
                                           Director

                                           Vice President, Treasurer & Chief                 December 7, 2001
/s/ Joseph F. Spanier                      Financial Officer (Principal Financial &
---------------------                      Accounting Officer)
Joseph F. Spanier

/s/ Daniel H. Abramowitz*                  Director                                          December 7, 2001
------------------------
Daniel H. Abramowitz

/s/ Gideon Argov*                          Director                                          December 7, 2001
----------------
Gideon Argov

/s/ Walter Belleville*                     Director                                          December 7, 2001
---------------------
Walter Belleville

/s/ Thomas V. Chema*                       Director                                          December 7, 2001
-------------------
Thomas V. Chema

/s/ Jan Naylor Cope*                       Director                                          December 7, 2001
-------------------
Jan Naylor Cope

/s/ John H. Dalton*                        Director                                          December 7, 2001
------------------
John H. Dalton

/s/ Michel Glouchevitch*                   Director                                          December 7, 2001
-----------------------
Michel Glouchevitch

/s/ James A. Lawrence*                     Director                                          December 7, 2001
-----------------------------
James A. Lawrence

/s/ William J. Recker*                     Director                                          December 7, 2001
---------------------
William J. Recker



* Executed by power of attorney.

                                  EXHIBIT INDEX
                                  -------------

5.1      Opinion of Hahn Loeser & Parks LLP

23.1     Consent of Hahn Loeser & Parks LLP (included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP

24.1     Power of Attorney